Exhibit 10.7

Execution Copy

CACHE, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of February 5, 2013, (the “Grant Date”), between Cache, Inc. a Florida corporation (the “Company”), and Jay Margolis (the “Executive”):

RECITALS:

WHEREAS, the Board (as defined below) has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to the Executive pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Definitions.

(a)                                 “Board” shall mean the Board of Directors of the Company.

(b)                                 “Cause” has the meaning given to such term in the Employment Agreement.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

(d)                                 “Committee” means the Board or a committee designated by the Board.

(e)                                  “Disability” has the meaning given to such term in the Employment Agreement.

(f)                                   “Employment Agreement” shall mean the employment agreement between the Executive and the Company, dated as of February 5, 2013, as may be amended from time to time.

(g)                                  “Market Price” shall mean the price per Share as of the close of business on any such applicable day.

(h)                                 “Person” means any natural person, corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.

(i)                                     “Shares” shall mean shares of common stock of the Company.

2.                                      Grant of the Option.  The Company hereby grants to the Executive the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 1,000,000 Shares, subject to adjustment as set forth herein.  The purchase price of the Shares subject to the Option shall be $3.34 per Share (the “Option Price”).  The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.

3.                                      Vesting.

(a)                                 The Option shall vest with respect to one-third (1/3rd) of the Option on the first anniversary of the Grant Date and with respect to an additional one-third (1/3rd) of the Option on each of the next two (2) anniversaries thereafter (each such anniversary, a “Time Vesting Date”), subject to the Executive’s continued employment with the Company on each Time Vesting Date.

(b)                                 Termination of Employment.

(i)                                     If the Executive’s employment with the Company is terminated by the Company without Cause, the Option shall become immediately exercisable with respect to all of the shares subject to such Option and shall remain exercisable for the period set forth in Section 4(a).

(ii)                                  If the Executive’s employment with the Company is terminated (x) by the Executive for any reason or (y) due to death or Disability, the Option shall, to the extent not then vested, be forfeited by the Executive without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 4(a).

(iii)                               If the Executive’s employment with the Company is terminated by the Company for Cause the unvested portion of the Option and the Vested Portion shall be forfeited.

(c)                                  Change in Control.  The Option shall, to the extent not previously terminated or forfeited, become immediately exercisable with respect to all of the shares subject to such Option immediately prior to a Change in Control.  “Change in Control” shall mean the occurrence of one (1) or more of the following three (3) events:  (i) any person becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company; (ii) within two (2) years after a merger, consolidation, liquidation or sale of assets involving the Company, or a contested election of a Company director, or any combination of the foregoing, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board; or (iii) within two (2) years after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board.

Notwithstanding the foregoing, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, the Option shall terminate within a specified number of days after notice to the Executive, and/or the Option may be cancelled and in consideration for such cancellation the Executive shall receive, with respect to each share subject to the Option, an amount equal to the excess, if any, of the fair market value

(as determined by the Committee) of such share immediately prior to the occurrence of such Change in Control over the Option Price; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine; provided, that if the Option Price equals or exceeds the fair market value (as determined by the Committee) of such Share immediately prior to the occurrence of such Change in Control, then the Option may be cancelled without the payment of consideration.

(d)                                 At any time, the portion of the Option, which has become vested and exercisable as described above, is hereinafter referred to as the “Vested Portion”.

4.                                      Exercise of Option.

(a)                                 Period of Exercise.  Subject to the provisions of this Agreement, the Executive may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i)                                     the tenth anniversary of the Grant Date;

(ii)                                  three (3) years following the date of the Executive’s termination of employment due to death;

(iii)                               ninety (90) days following the date of the Executive’s (x) termination of employment by the Company or any of its subsidiaries without Cause (other than by reason of death or Disability) or (y) termination by the Executive of his or her employment for any reason; and

(iv)                              upon the Executive’s termination of employment by the Company or any of its subsidiaries for Cause (any applicable date, the “Expiration Date”).

Following the applicable Expiration Date, the Vested Portion shall be cancelled immediately, automatically, and without consideration of further action.

(b)                                 Method of Exercise.

(i)                                     Subject to Section 4(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise.  The Option may be exercised in whole or in part, with respect to whole Shares only.  Shares purchased upon the exercise of the Option shall be paid for at the time of purchase.  Such payments shall be made in cash or, in the discretion of the Committee, (i) through the delivery of Shares already owned by the Executive, (ii) having the Company withhold from Shares otherwise deliverable to the Executive, or (iii) a combination of any of the foregoing, in accordance with procedures to be established by the Committee.  Any Shares so delivered shall be valued at their Market Price on the date of exercise.  Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Committee, the Company or its agent shall deliver to the Executive exercising the Option (or his or her designee) a certificate for such Shares.

(ii)                                  Notwithstanding any other provision of this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii)                               Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Executive’s name for such Shares, not later than ten (10) business days following such determination.  However, the Company shall not be liable to the Executive for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv)                              In the event of the Executive’s death, the Vested Portion of the Option shall remain exercisable by the Executive’s executor or administrator, or the person or persons to whom the Executive’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a).  Any heir or legatee of the Executive shall take rights herein granted subject to the terms and conditions hereof.

5.                                      Adjustments in Event of Change in Common Stock.  In the event of any change in the outstanding Shares after the Grant Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Option, (ii) the Option Price and/or (iii) any other affected terms of the Option.

6.                                      Interpretations.  The Committee shall have the sole discretionary authority to interpret the terms of the Agreement and make any other factual determinations which it believes to be necessary and advisable for the administration of this Agreement.  All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company and the Executive.

7.                                      Rights of a Stockholder.  The Executive shall have no rights as a stockholder with respect to any Shares issuable or transferable upon exercise of the Option until the date a stock certificate is issued to the Executive representing such Shares.  Except as otherwise expressly provided in the Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8.                                      No Right to Continued Employment.  The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any affiliate to continue the employment of the Executive and shall not lessen or affect the Company’s or its affiliate’s right to terminate the employment of the Executive for any reason at any time.

9.                                      Legend on Certificates.  The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.                               Transferability.  Except as permitted by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Executive shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Executive’s lifetime, the Option is exercisable only by the Executive.

11.                               Withholding.  The Executive may be required to pay to the Company or any affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

12.                               Securities Laws.  Upon the acquisition of any Shares pursuant to the exercise of the Option, the Executive will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

13.                               Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal office of the Company and to the Executive at the address appearing in the personnel records of the Company for the Executive or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

14.                               Nature of Payments.  This Agreement is in consideration of services performed or to be performed for the Company or any subsidiary, division or business unit of the Company.  Any income or gain realized pursuant to this Agreement shall constitute a special incentive payment to the Executive and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable subsidiary.

15.                               Compliance with Section 409A of the Code.  This Agreement is intended to comply and be exempt from Section 409A of the Code and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Agreement that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

16.                               Amendment.  No provisions of this Agreement may be amended, modified, waived or discharged except as otherwise provided in this Agreement or agreed to in writing by the Executive and the Company.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

17.                               Severability.  In the event that any provision in this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall not be construed and enforced as if the illegal or invalid provision had not been included.

18.                               Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

19.                               Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF.  THE PARTIES AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

**Signature Page Follows**

20.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CACHE, INC.

	By:	/s/ Margaret Feeney
Name: Margaret Feeney
Title: EVP and CFO

Agreed and acknowledged as
of the date first above written:

/s/ Jay Margolis
Name: Jay Margolis